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                                                                   Exhibit 21.1

                        SUBSIDIARIES OF GLOBESPAN, INC.

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

NAME                                        JURISDICTION OF INCORPORATION

GlobeSpan International Corp.               Delaware
GlobeSpan International Sales Corp.         Delaware
Ficon Technology, Inc.                      Delaware
T.sqware, Inc.                              Delaware
T.sqware, SA                                France
iCompression, Inc.                          California
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